Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-200459, 333-131485, 333-128131, and 333-89541) of Franklin Covey Co., and
(2)	Registration Statement (Form S-8 Nos. 333-218391, 333-201679, 333-139048, 333-123602, 333-38172, 333-34498, 33-73624 and 33-51314) of Franklin Covey Co.

of our report dated November 12, 2015, with respect to the consolidated financial statements of Franklin Covey Co. included in this Annual Report (Form 10-K) of Franklin Covey Co. for the year ended August 31, 2017.

/s/ Ernst & Young LLP

Salt Lake City, Utah
November 14, 2017